Exhibit 10.9

CONTRIBUTION AND RELEASE AGREEMENT

This CONTRIBUTION AND RELEASE AGREEMENT (this “Agreement”) is made as of July 29, 2013, by and among Dorian LPG Ltd., a company organized and existing under the laws of the Republic of the Marshall Islands (the “Company”), SeaDor Holdings LLC, a limited liability company organized and existing under the laws of the State of Delaware (“SeaDor Holdings”), and Dorian (Hellas) S.A., a company organized and existing under the laws of Panama (“Dorian”).

WHEREAS, the Company has been formed for the purpose of, among other things, acquiring, owning and operating liquefied petroleum gas carriers.

WHEREAS, in connection with the objectives and purposes set forth in the preceding recital, the Company is offering up to 68,800,000 shares of common stock, par value U.S.$0.01 per share (“Common Stock”), in a private placement (the “Private Placement”).

WHEREAS, SeaDor Holdings holds all of the issued and outstanding limited liability company interests of SEACOR LPG I LLC, a limited liability company organized under the laws of the Republic of the Marshall Islands (“LLC I” and such interests, the “LLC I Interests”).

WHEREAS, Dorian has nominated LLC I to be the “Buyer” under that certain Shipbuilding Contract with Hyundai Heavy Industries Co., Ltd. (the “Builder”) for the construction of One 84,000 M3 LPG Carrier Hull No. 2656 (the “Shipbuilding Contract”) and LLC I and the Builder have executed the Shipbuilding Contract as of April 29, 2013.

WHEREAS, LLC I entered into a Reserve Fund Agreements, dated as April 29, 2013, as such agreement is contemplated by the Shipbuilding Contract (the “Reserve Fund Agreement”), and Dorian entered into a certain Guarantee, dated as of April 29, 2013, with the Builder (the “Dorian Guarantee”), pursuant to which Dorian agreed to guarantee certain obligations under the Shipbuilding Contract.

WHEREAS, SEACOR Holdings Inc., a Delaware corporation and ultimate parent of SeaDor Holdings and LLC I (“Holdings”), entered into certain Guarantee, dated as April 29, 2013, pursuant to which Holdings agreed to indemnify Dorian for certain amounts payable pursuant the Dorian Guarantee (the “Holdings Guarantee”).

WHEREAS, the parties desire that concurrently with the consummation of the Private Placement (the “Effective Time”), SeaDor Holdings will (i) contribute and sell to the Company the LLC I Interests and, as consideration thereof, the Company will (A) issue to SeaDor Holdings an aggregate of 2,942,374 shares of Common Stock, representing the reimbursement of the initial installment made under Shipbuilding Contract in the amount of U.S.$7,193,130 and, immediately following the consummation of the Private Placement, 3.16% of all of the issued and outstanding shares of the Company, and (B) pay an amount equal to U.S.$301,173 representing the agreed carried costs of the Shipbuilding Contract (the “Carried Cost Amount”), and (ii) in connection with the Private Placement, contribute to the Company U.S.$49,854,870 and, as consideration thereof, the Company will issue to SeaDor Holdings an aggregate of 20,393,301 additional shares of Common Stock, representing, immediately following the consummation of the Private Placement, 21.88% of all of the issued and outstanding shares of the Company (such total of 23,335,675 shares of Common Stock to be issued to SeaDor Holdings, the “Shares”).

WHEREAS, in connection with the foregoing, Dorian is willing to terminate the Holdings Guarantee and release Holdings from all further obligations thereunder provided that the Company agrees to indemnify Dorian for certain amounts payable pursuant the Dorian Guarantee and provide Dorian with a guarantee substantially in the form of Exhibit A attached hereto (the “Company Guarantee”) and the Company is willing to provide such guarantee.

NOW, THEREFORE, for and in consideration of the premises, mutual agreements, covenants and conditions contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I

CONTRIBUTION AND RELEASE

Section 1.01                             Sale by SeaDor Holdings of LLC I Interests. On the date hereof effective as of the Effective Time, SeaDor Holdings shall transfer, assign, set over and deliver to the Company, and the Company shall purchase from SeaDor Holdings, all of SeaDor Holdings’ right, title and interest in and to the LLC I Interests.

Section 1.02                             Consideration. As consideration for the LLC I Interests and the U.S.$49,854,870 in cash contributed to the Company in connection with the Private Placement, the Company shall issue to SeaDor Holdings the Shares and pay to SeaDor Holdings, pursuant to wire instructions furnished separately, an amount equal to the Carried Cost Amount in immediately available U.S. funds.

Section 1.03                             Closing and Deliveries.  Simultaneously with the execution of this Agreement and effective as of the Effective Time, the Company hereby delivers to SeaDor Holdings, and SeaDor Holdings hereby acknowledges the receipt of, the Shares and the Carried Cost Amount, and SeaDor Holdings hereby delivers to the Company, and the Company hereby acknowledges the receipt of, the LLC I Interests.

Section 1.04                             Holdings Release; Company Guarantee.

(a)                                 Dorian hereby terminates the Holdings Guarantee and forever unconditionally and irrevocably releases and discharges Holdings from any and all obligations and responsibilities under the Holdings Guarantee and hereby cancels and returns the Holdings Guarantee to SeaDor Holdings for the benefit of Holdings.

(b)                                 The Company hereby agrees to indemnify Dorian for certain amounts payable pursuant the Dorian Guarantee and provide Dorian with the Company Guarantee.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.01                             Representations of SeaDor Holdings.  SeaDor Holdings hereby represents and warrants to the Company and Dorian that:

(a)                                 the transactions contemplated by this Agreement are within SeaDor Holdings’ limited liability company power and authority and have been duly authorized by all necessary action of its members, managers or officers;

(b)                                 this Agreement has been duly executed and delivered by SeaDor Holdings and constitutes a legal, valid and binding obligation of SeaDor Holdings, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c)                                  entry into this Agreement and the transactions contemplated by this Agreement (i) do not and will not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, (ii) will not violate any law or regulation applicable to SeaDor Holdings or the organizational documents of SeaDor Holdings or any order of any governmental authority applicable to SeaDor Holdings, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon SeaDor Holdings or any of its assets, and (iv) will not give rise to a right under any such indenture, agreement or other instrument to require any payment to be made by SeaDor Holdings

(d)                                 the LLC I Interests are owned beneficially and of record by SeaDor Holdings free and clear of any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any capitalized lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security;

(e)                                  the LLC I Interests are duly authorized, validly issued, fully paid and non-assessable and SeaDor Holdings is transferring to the Company valid title to such LLC I Interests, free and clear of any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any capitalized lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security; and

(f)                                   SeaDor Holdings has provided to the Company true and complete copies of the certificate of formation and limited liability company agreement of LLC I.

Section 2.02                             Representations and Covenants of the Company.  The Company hereby represents and warrants to SeaDor Holdings and Dorian that:

(a)                                 the transactions contemplated by this Agreement are within the Company’s corporate power and authority and have been duly authorized by all necessary action of its shareholders, directors or officers;

(b)                                 this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c)                                  entry into this Agreement and the transactions contemplated by this Agreement (i) do not and will not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, (ii) will not violate any law or regulation applicable to the Company or the organizational documents of the Company or any order of any governmental authority applicable to the Company, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its assets, and (iv) will not give rise to a right under any such indenture, agreement or other instrument to require any payment to be made by the Company;

(d)                                 the Shares will be issued to SeaDor Holdings as the record owner thereof and will be duly authorized, validly issued, fully paid and non-assessable and issued free and clear of any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any capitalized lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security; and

(e)                                  the Company has provided to SeaDor Holdings true and complete copies of the governing instruments of the Company.

Section 2.03                             Representations and Covenants of Dorian.  Dorian hereby represents and warrants to SeaDor Holdings and the Company that:

(a)                                 the transactions contemplated by this Agreement are within Dorian’s corporate power and authority and have been duly authorized by all necessary action of its shareholders, directors or officers;

(b)                                 this Agreement has been duly executed and delivered by Dorian and constitutes a legal, valid and binding obligation of Dorian, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(c)                                  entry into this Agreement and the transactions contemplated by this Agreement (i) do not and will not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, (ii) will not violate any law or regulation applicable to Dorian or the organizational documents of Dorian or any order of any governmental authority applicable to Dorian, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon Dorian or any of its assets, and (iv) will not give rise to a right under any such indenture, agreement or other instrument to require any payment to be made by Dorian.

ARTICLE III

MISCELLANEOUS

Section 3.01                             Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the fifth business day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications must be sent to the other party at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):

If to the Company:

c/o Dorian LPG (USA) LLC
27 Signal Road
Stamford, CT 06878
Tel: 203-978-1234
Fax: 203-359-8159
Email: john.hadjipateras@dorianlpg.com
Attention: President

If to SeaDor Holdings:

c/o SEACOR Holdings Inc.
2200 Eller Drive
P.O. Box 13038
Fort Lauderdale, FL
Facsimile No.: (954) 527-1772
Email: probinson@ckor.com
Attention: Paul L. Robinson

If to Dorian:

c/o Dorian (Hellas) S.A.
102/-104 Kolokotroni Street

Piraeus 185 35, Greece
Email: markakis@dorian-hellas.gr
Attention: President

Section 3.02                             Entire Agreement.  This Agreement constitutes the sole and entire agreement of the parties hereto with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 3.03                             Further Assurances.  From time to time, and without any further consideration, as and when requested by any party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary to consummate the transactions contemplated by this Agreement including, in the case of SeaDor Holdings, executing and delivering to the Company such assignments, deeds, consents and other instruments as the Company may reasonably request as necessary for such purpose including stock powers relating to the transfer of the LLC I Interests.

Section 3.04                             Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the LLC I Interests.

Section 3.05                             Rescission.  The parties hereby agree that this Agreement shall be rescinded and of no force and effect retroactive to the date hereof if the Private Placement is not consummated by July 30, 2013 and, in such event, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary to rescind the transactions contemplated by this Agreement including, in the case of the Company, executing and delivering to SeaDor Holdings such assignments, deeds, consents and other instruments as SeaDor Holdings may reasonably request as necessary for such purpose including stock powers relating to the transfer of the LLC I Interests.

Section 3.06                             Amendment and Modification; Waiver.  This Agreement may only be amended, modified or supplemented by an agreement in writing signed by both parties hereto.  No waiver by either party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving.  No waiver by either party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver.  No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 3.07                             No Third Party Beneficiary.  This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 3.08                             Assignment; Successors.  Neither this Agreement nor any right, interest or obligation hereunder may be assigned, directly or indirectly, by any party hereto without the other party’s prior written consent, and any attempt to do so will be void.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 3.09                             Headings.  The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 3.10                             Severability.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.  Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 3.11                             Governing Law.  Except as set forth below, this Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of New York excluding choice or conflict of law provisions or rules (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of New York.

Section 3.12                             Consent to Jurisdiction, etc.

(a)                                 Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each party hereto hereby irrevocably and unconditionally agrees that all claims or causes of action (whether in contract, tort or otherwise) in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court.  Each party hereto agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)                                 Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any New York State or federal court.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)                                  Each party hereto hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in this Section.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 3.13                             Waiver of Punitive and Other Damages and Jury Trial.

(a)                                 EXCEPT TO THE EXTENT OTHERWISE SET FORTH HEREIN, THE PARTIES TO THIS AGREEMENT EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO RECOVER ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL (OTHER THAN FOR LOST PROFITS) OR PUNITIVE DAMAGES RELATING TO THE BREACH OF THIS AGREEMENT, OR SIMILAR DAMAGES IN ANY ARBITRATION, LAWSUIT, LITIGATION OR PROCEEDING ARISING OUT OF OR RESULTING FROM ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b)                                 EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c)                                  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) IT MAKES SUCH WAIVER VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION.

Section 3.14                             Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.  A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives effective as of the day and year first above written.

DORIAN LPG LTD.

By:	/s/ John Hadjipateras
Name:	John Hadjipateras
Title:	President

SEADOR HOLDINGS LLC

By:	/s/ Richard J. Ryan
Name:	Richard J. Ryan
Title:	Vice President/Secretary

DORIAN (HELLAS) S.A.

By:	/s/ Constantine J. Markakis
Name:	Constantine J. Markakis
Title:	President/Director

[Signature Page to Contribution and Release Agreement]

Exhibit A

GUARANTEE

29 July 2013

Messer.
Dorian (Hellas) S.A.

102-104 Kolokotroni Street

Piraeus 185 35

Greece

Dear Sirs,

In consideration of one (1) US Dollar and other good and valuable consideration, receipt of which is hereby acknowledged, we, the undersigned, Dorian LPG Ltd., having our registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, as a primary obligor (and not as surety only) hereby irrevocably and unconditionally guarantee to you the due and faithful performance by SEACOR LPG I LLC of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (hereinafter the “Buyer”) of all its liabilities and obligations under the Shipbuilding Contract for Construction of one (1) 84,000 M3 LPG Carrier by Messrs. Hyundai Heavy Industries Co., Ltd. of 1, Cheonha-Dong, Dong-Ku, Ulsan, Korea, (hereinafter the “Builder”), bearing Builder’s Hull No. 2656, dated 29th April 2013 (hereinafter the “Contract”), including any supplements, amendments, changes, or modifications to be made hereafter.

In the event of a failure by the Buyer, to perform its obligations under the Contract, we shall promptly perform, upon receipt of notice from you, the Buyer’s obligations under the Contract, without requesting you to take further or other action against the Buyer.

We further hereby unconditionally, absolutely and irrevocably, as primary obligor, guarantee the due and punctual payment to the Builder of all sums payable now or in the future, by the Buyer, under the Contract as and when the same shall become due under the Contract and in case of failure by the Buyer, to make payment when due to the Builder of any sum whatsoever together with interest thereon under the Contract, we shall immediately, upon demand from you, pay such sum or sums to the Builder.

Further or in the alternative, in the event that under the terms of the Guarantee issued by you on the date hereof in favour of the Builder you perform any of the Buyer’s obligations under the Contract, we hereby unconditionally, absolutely and irrevocably, as primary obligor, guarantee to reimburse you immediately upon demand for any sum or sums paid by you in satisfaction of any of the Buyer’s obligations under the Contract, together with interest thereon, and for any costs or expenses of whatsoever nature incurred by you in this respect.

Our obligations hereunder remain valid and effective, irrespective of any supplement, amendment, change or modification hereafter to be made to the Contract and we hereby expressly waive all defenses to which we may otherwise be entitled, including but not limited to claiming that we had no knowledge of and/or were not a party to such supplement, amendment, change or modification, and/or questioning the validity of the signature of the Contract by the Buyer, and we confirm that we shall remain liable as primary obligor of all the Buyer’s liabilities and obligations under the Contract as so supplemented, amended, changed or modified.

This Guarantee shall be continuing guarantee and our liability hereunder shall not be lessened or impaired by any time, indulgence or relief being given by the Builder to the Buyer.

Any notice, demand or request under this Guarantee, shall be in writing and shall be sent to us at:

c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, CT 06902

This Guarantee shall be construed in accordance with and governed by English Law.

Any dispute, arising under this Guarantee, shall be submitted to arbitration in London, according to the Arbitration Act in force at the time of arbitration and shall be referred to a Tribunal of three arbitrators, one to be appointed by each party and the third by the two arbitrators, chosen by the parties. In the event of failure by one of the parties to appoint an arbitrator, within seven (7) days from the date that a demand for such appointment has been made in writing by the other party, then such other party shall appoint a second arbitrator.

In the event that the Contract has been fully performed or has been duly terminated and there remains no obligation and responsibility on the part of the Buyer under the Contract, this Guarantee shall be forthwith returned to us.

For and on behalf of:

DORIAN LPG LTD.

By:	/s/ John Hadjipateras
Name:	John Hadjipateras
Title:	President